SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2006

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11101 West 120th Avenue, Suite 400
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01. Entry Into A Material Definitive Agreement.

As the Company reported in its Form 8K filing on February 22, 2006, the Company previously entered into three agreements related to the assets of GalaVu Entertainment Networks, Inc. ("GalaVu"), specifically: (1) a Technology and Trademark License Agreement; (2) a Purchase and Exchange Agreement; and (3) an Assignment Deed. Pursuant to these agreements, the Company obtained certain rights to GalaVu's video on demand system and purchased secured debt (the "Purchased Debt") owed by GalaVu and its parent, Entertainment Media & Telecoms Corporation Limited ("EMT"). The Purchased Debt was and remained secured by, inter alia, all of the assets of GalaVu (the “Pledged Assets”).

Pursuant to the Purchase Agreement, it was agreed that, in the event that GalaVu’s parent company, Entertainment Media & Telecoms Company Limited, a corporation created and existing under the laws of Australia (“EMT”), did not regain trading status on the Australian Stock Exchange within one hundred and twenty (120) days of the date of that agreement, the Pledged Assets would be transferred to the Company free and clear of all liens, claims, or encumbrances.

More than one hundred and twenty (120) days have passed since the signing of the Purchase Agreement and EMT has not regained trading status on the Australian Stock Exchange. At the direction of the Company's Board of Directors, the Company has notified EMT that it has elected to transfer the Pledged Assets as required by the Purchase Agreement.

Assignment and Assumption Agreement

In furtherance of the obligations set forth in the Purchase Agreement, on August 15, 2006, the Company (or "Assignee") and GalaVu (or "Assignor") executed an "Assignment and Assumption Agreement" (the "Assignment").

Pursuant to the Assignment, Assignor has assigned, conveyed, transferred and set over to Assignee all of Assignor's rights related to or connected with the Pledged Assets. As Assignee, the Company retained the right to accept or reject the assignment as to each of the assets. The determination of which assets to accept or reject shall be exercised at the Company's sole and absolute discretion, which discretion may be exercised by the Company at any time and from time to time for one hundred and eighty (180) days following the execution of the Assignment. For any of GalaVu's contracts that are accepted by the Company, the Company has agreed to assume and to perform all of the GalaVu's obligations under such contracts.

Finally, Assignor and Assignee also agreed to execute such other documents and perform such other acts as may be necessary or advisable to affect the intent of this Assignment and the Purchase Agreement.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Assignment and Assumption Agreement between Cardinal Communications, Inc., and GalaVu Entertainment Networks, Inc., dated August 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

By:	/s/ Edouard A. Garneau
Chief Executive Officer
Date: August 21, 2006

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment and Assumption Agreement between Cardinal Communications, Inc., and GalaVu Entertainment Networks, Inc., dated August 15, 2006.

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